                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  FORM 8-K/A-2



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       March 1, 2001 (December 21, 2000)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


                1-9020                                      72-1440714
        (Commission File Number)                          (IRS Employer
                                                        Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     (a)      Financial Statements of Business Acquired

PETROQUEST ENERGY, INC.

STATEMENTS OF OIL AND GAS
REVENUE AND DIRECT OPERATING
AND PRODUCTION EXPENSES OF CERTAIN
ACQUIRED PROPERTIES FOR THE
YEAR ENDED DECEMBER 31, 1999 AND THE
NINE MONTHS ENDED SEPTEMBER 30, 2000
TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of PetroQuest Energy, Inc.:

We have audited the accompanying statements of oil and gas revenue and direct operating and production expenses relating to the Company's interest in certain oil and gas producing properties (the Properties) for the year ended December 31, 1999 and for the nine months ended September 30, 2000. These statements are the responsibility of management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K/A filed by PetroQuest Energy, Inc.) and is not intended to be a complete presentation of the revenue and expenses of the Properties mentioned above.

In our opinion, the statements referred to above present fairly, in all material respects, the oil and gas revenue and direct operating and production expenses of the Properties for the year ended December 31, 1999 and for the nine months ended September 30, 2000, in conformity with accounting principles generally accepted in the United States.


/s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana,
February 21, 2001

                      PETROQUEST ENERGY, INC.'S INTEREST IN
                    CERTAIN OIL AND GAS PRODUCING PROPERTIES


                      STATEMENTS OF OIL AND GAS REVENUE AND
                    DIRECT OPERATING AND PRODUCTION EXPENSES



                                                            Nine Months Ended                Year Ended
                                                           September 30, 2000             December 31, 1999
                                                          --------------------          --------------------

OIL AND GAS REVENUE                                       $          1,125,286          $          4,152,237

LESS:  Direct operating and production
           expenses (including production taxes)                       918,420                     2,633,680
                                                          --------------------          --------------------

REVENUE IN EXCESS OF DIRECT
   OPERATING AND PRODUCTION EXPENSES                      $            206,866          $          1,518,557
                                                          ====================          ====================










                 See accompanying notes to financial statements.

                  PETROQUEST ENERGY, INC.'S INTEREST IN CERTAIN
                        OIL AND GAS PRODUCING PROPERTIES


                 NOTES TO STATEMENTS OF OIL AND GAS REVENUE AND
                    DIRECT OPERATING AND PRODUCTION EXPENSES



1. BASIS OF PRESENTATION:


PetroQuest Energy, Inc. (the Company), acquired interests in certain oil and gas producing properties (the Properties) owned by Mobil Exploration & Production Southeast Inc. (the Operator), Northstar Offshore, LLC and Forest Oil Corporation (collectively, the Sellers), which acquisitions closed on December 22, 2000, October 16, 2000, February 9, 2001, respectively. The net purchase price, subject to future adjustments as provided by the purchase and sale agreements, was approximately $7.5 million in cash.

The accompanying statements of oil and gas revenue and direct operating and production expenses, which are prepared on the accrual basis of accounting, relate to the interests in producing oil and gas properties described above and may not be representative of future operations. The statements do not include federal and state income taxes, interest, depletion, depreciation and amortization or general and administrative expenses because such amounts would not be indicative of those expenses which would be incurred by the Company. The statements include oil and gas revenue and direct operating and production expenses, including production taxes of $12,340 and $180 in 1999 and 2000, respectively.

Generally, the oil production from the acquired interests was sold to other affiliates of the Sellers who resold to other parties. Substantially all of the revenue from oil production in the accompanying statements ($1,394,868 and $727,435 in 1999 and 2000) represents the internal transfer price realized from sales to such affiliates during the periods.

The Company's acquisition of the Properties is subject to an overriding royalty interest of 5%, retained by the Operator, on any new well drilled or new zones encountered, as defined by the purchase and sale agreement, up to aggregate payments of $3 million; and, on certain production, as defined, there is no limitation on the aggregate royalty payments.

During 1999 and 2000 the production from existing wells included in the properties was generally in decline. While the Sellers incurred costs during 1999 to maintain or increase production levels, existing wells in the Properties were temporarily shut-in.

Routine operation of the Properties was performed by a contract operator during the periods presented. Amounts included in direct operating and production expenses related to this contract were $1,757,000 and $831,000 in 1999 and 2000, respectively.

Costs related to salaries and certain benefits for operating employees of the Operator which were allocated, in part, to the Properties were $179,000 and $5,000 in 1999 and 2000, respectively, and are included in direct operating and production expenses.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.

2. SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES (UNAUDITED):

The Company's internal reserve engineers prepared an estimate of the future net oil and gas reserves of the Properties as of December 31, 2000. The following reserve quantity information has been derived from this estimate, as adjusted for production and unit prices. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as the current market value of the property or the cost that would be incurred to obtain equivalent reserves.

Estimated quantities of proved net reserves include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the effective date of the acquisition, under existing regulatory practices and with conventional equipment and operating methods. Proved developed reserves represent only those reserves expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or from existing wells on which relatively major expenditures are required for recompletion.

An analysis of the estimated changes in quantities of proved reserves for the year ended December 31, 1999 and for the nine months ended September 30, 2000 is shown below:

                     Estimated Quantities of Proved Reserves


                                      Gas (Mmcf)            Oil (Mbbl)
                                    ------------           ------------

Proved Reserves:
   January 1, 1999                         3,749                    346
     Production                           (1,261)                   (78)
     Extensions and other                  3,937                    491
                                    ------------           ------------

   December 31, 1999                       6,425                    759
     Production                              (92)                   (25)
                                    ------------           ------------

   September 30, 2000                      6,333                    734
                                    ============           ============

Proved Developed Reserves:
   December 31, 1999                       2,494                    273
                                    ============           ============
   September 30, 2000                      2,402                    248
                                    ============           ============

The following is a summary of a standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Properties. For these calculations, estimated future cash flows from estimated future production or proved reserves were computed using oil and gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the Properties, and costs were not escalated for the future. The Properties are not a separate tax paying entity. Accordingly, the standardized measure of discounted future net cash flows from proved reserves is presented before deduction of federal income taxes. The information presented below should not be viewed as an estimate of the fair value of the Properties, nor should it be considered indicative of any future trends.


        Standardized Measure of Discounted Future Net Cash Flows ($000s)


                                                      September 30, 2000        December 31, 1999
                                                      ------------------        -----------------

Future cash inflows                                    $        49,791           $        34,394
Future production, development and
   abandonment costs                                           (27,702)                  (28,620)
                                                       ---------------           ---------------

Future net cash flows                                           22,089                     5,774
10% annual discount for estimated timing of
   cash flows                                                   (1,828)                      670
                                                       ---------------           ---------------

Standardized measure of discounted future
   net cash flows relating to proved reserves          $        20,261           $         6,444
                                                       ===============           ===============

An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above of the Properties for the year ended December 31, 1999 and for the nine months ended September 30, 2000 is shown below:


                                                                Nine Months Ended              Year Ended
                                                               September 30, 2000          December 31, 1999
                                                               ------------------          -----------------

Standardized measure, beginning of year                        $           6,444           $           2,346

     Sales of oil and gas, net of production expenses                       (207)                     (1,519)
     Accretion of discount                                                   644                         235
     Net change in sales price and production costs                       13,380                       2,996
     Extensions and other                                                     --                       2,386
                                                               -----------------           -----------------

Standardized measure, end of year                              $          20,261           $           6,444
                                                               =================           =================

The weighted average prices of oil and gas used with the above tables at December 31, 1999 were $25.60 per barrel and $2.33 per Mcf, respectively, and at September 30, 2000 were $29.71 per barrel and $4.42 per Mcf, respectively.

     (b)      Pro Forma Financial Information

PetroQuest Energy, Inc. (the Company), acquired interests in certain oil and gas producing properties (the Property Acquisition) owned by Mobil Exploration & Production Southeast Inc. (the Operator), Northstar Offshore, LLC and Forest Oil Corporation (collectively, the Sellers), which acquisitions closed on December 22, 2000, October 16, 2000, February 9, 2001, respectively. The net purchase price, subject to future adjustments as provided by the purchase and sale agreements, was approximately $7.5 million in cash. The consideration was funded by borrowings under a new facility with a 10% interest rate and contained a $1 million commitment fee paid to the lender.

The following unaudited condensed pro forma combined balance sheet assumes that the Property Acquisition occurred on September 30, 2000 and reflects the historical consolidated balance sheet of the Company giving pro forma effect to this transaction using the purchase method of accounting. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of the Company.


             Condensed Consolidated Pro Forma Combined Balance Sheet
                               September 30, 2000



                                                                                                  Pro Forma
                                                           PetroQuest           Pro Forma          Combined
                                                           Historical          Adjustments        PetroQuest
                                                          ------------        ------------       ------------

ASSETS
Current Assets
           Cash                                                  5,538              (1,000)(3)          4,538
           Oil and Gas Revenues Receivable                       3,991                                  3,991
           Joint Interest Billing Receivable                    10,693                                 10,693
           Other Current Assets                                    782                                    782
                                                          ------------        ------------       ------------
           Total Current Assets                                 21,004              (1,000)            20,004

Oil and Gas Properties
           Oil and Gas Properties, Full Cost Method             72,360               2,406(5)          74,766
           Unevaluated Oil and Gas Properties                    7,098               4,812(5)          11,910
           Accumulated DD&A                                    (39,272)                               (39,272)
                                                          ------------        ------------       ------------
           Oil and Gas Properties (evaluated), Net              40,186               7,218             47,404

Plugging and Abandonment Escrow                                    435                                    435

Other Assets                                                       435               1,000(3)           1,435
                                                          ------------        ------------       ------------

Total Assets                                                    62,060               7,218             69,278
                                                          ============        ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
           Accounts payable and Accrued Liabilities             18,075                                 18,075
           Advances from Co-Owners                               6,418                                  6,418
           Current Portion of Long-term Debt                       405                                    405
                                                          ------------        ------------       ------------
           Total Current Liabilities                            24,898                   0             24,898

Commitments and Contingencies                                        0                                      0

Long-term Debt                                                   1,060               7,218(4)           8,278

Other Liabilities                                                  749                                    749

Stockholders' Equity
           Common Stock                                             30                                     30
           Paid-in-Capital                                      61,426                                 61,426
           Accumulated Deficit                                 (26,103)                               (26,103)
                                                          ------------        ------------       ------------
           Total Stockholders' Equity                           35,353                   0             35,353
                                                          ------------        ------------       ------------

Total Liabilities                                               62,060               7,218             69,278
                                                          ============        ============       ============

The following unaudited condensed pro forma combined statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 assumes that the Property Acquisition occurred as of January 1, 1999. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of January 1, 1999. These statements should be read in conjunction with the historical financial statements and related notes of the Company and the Statements of Oil and Gas Revenues and Direct Operating and Production Expenses of the properties acquired included herein.

                   Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1999


                                                                      Property                             Pro Forma
                                                 PetroQuest          Acquisition         Pro Forma          Combined
                                                 Historical          Historical         Adjustments        PetroQuest
                                                ------------        ------------       ------------       ------------
Revenues:
      Oil and Gas Sales                                8,516               4,152                                12,668
      Interest Income                                     91                                                        91
                                                ------------        ------------       ------------       ------------
      Total Revenues                                   8,607               4,152                  0             12,759

Expenses
      Lease Operating Expenses                         2,638               2,621                                 5,259
      Production Taxes                                   406                  12                                   418
      DD&A                                             4,472                                  1,557(1)           6,029
      General and Administrative Expenses              1,625                                    250(2)           1,875
      Other                                             (224)                                                     (224)
                                                ------------        ------------       ------------       ------------

Net Income (Loss) Before Income Taxes                   (310)              1,519             (1,807)              (598)

Income Tax Expense                                         0                                                         0
                                                ------------        ------------       ------------       ------------

Net Income (Loss)                                       (310)              1,519             (1,807)              (598)
                                                ============        ============       ============       ============

Earnings Per Common Share:
      Basic                                            (0.01)                                                    (0.03)
      Diluted                                          (0.01)                                                    (0.03)

Weighted average common shares:
      Basic                                           21,528                                                    21,528
      Diluted                                         21,528                                                    21,528

                   Pro Forma Combined Statement of Operations
                      Nine Months Ended September 30, 2000


                                                                          Property                             Pro Forma
                                                      PetroQuest         Acquisition         Pro Forma          Combined
                                                      Historical         Historical         Adjustments        PetroQuest
                                                     ------------       ------------       ------------       ------------
Revenues:
           Oil and Gas Sales                               12,937              1,125                                14,062
           Interest Income                                    205                                                      205
                                                     ------------       ------------       ------------       ------------
           Total Revenues                                  13,142              1,125                  0             14,267

Expenses
           Lease Operating Expenses                         1,837                918                                 2,755
           Production Taxes                                   626                                                      626
           DD&A                                             3,988                                   506(1)           4,494
           General and Administrative Expenses              1,993                                   188(2)           2,181
           Other                                               13                                                       13
                                                     ------------       ------------       ------------       ------------

Net Income (Loss) Before Income Taxes                       4,685                207               (694)             4,198

Income Tax Expense                                              0                                                        0
                                                     ------------       ------------       ------------       ------------

Net Income (Loss)                                           4,685                207               (694)             4,198
                                                     ============       ============       ============       ============

Earnings Per Common Share:
           Basic                                             0.18                                                     0.16
           Diluted                                           0.17                                                     0.15

Weighted average common shares:
           Basic                                           25,835                                                   25,835
           Diluted                                         27,906                                                   27,906


                             PETROQUEST ENERGY, INC.
           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

A.       ACQUISITION OF LOUISIANA PROPERTY

PetroQuest Energy, Inc. (the Company), acquired interests in certain oil and gas producing properties (the Property Acquisition) owned by Mobil Exploration & Production Southeast Inc. (the Operator), Northstar Offshore, LLC and Forest Oil Corporation (collectively, the Sellers), which acquisitions closed on December 22, 2000, October 16, 2000, February 9, 2001, respectively. The net purchase price, subject to future adjustments as provided by the purchase and sale agreements, was approximately $7.5 million in cash. The consideration was funded by borrowings under a new facility with a 10% interest rate and contained a $1 million commitment fee paid to the lender.

The following pro forma adjustments have been made to the accompanying historical revenues and direct operating and production expenses of the properties for the year ended December 31, 1999 and nine months ended September 20, 2000 and the balance sheet as of September 30, 2000:


1. To adjust depreciation, depletion and amortization expense to reflect the estimated pro forma combined rate.

2. To adjust general and administrative expenses to reflect increase costs associated with the Property Acquisition, net of estimated amounts capitalized.

3. Payment of lender's fee on secured borrowing made to finance the acquisition. This amount is treated as deferred financing costs amortized in interest expense.

4.       Secured borrowing obtained to finance the acquisition.

5. To record the purchase price of the acquired interest, allocating a portion to unevaluated costs.

B.       BASIS OF PRESENTATION

The accompanying unaudited condensed pro forma combined balance sheet assumes that the Property Acquisition occurred on September 30, 2000 and reflects the September 30, 2000 historical consolidated balance sheet of the Company giving pro forma effect to this transaction. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical statements and related notes of the Company.

The accompanying unaudited condensed pro forma combined statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 assumes that the Property Acquisition occurred as of January 1, 1999. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transaction had occurred as of January 1, 1999. These statements should be read in conjunction with the historical statements and related notes of the Company and the Statements of Oil and Gas Revenues and Direct Operating and Production Expenses of the acquired properties.

In the opinion of management, these condensed pro forma combined financial statements include all adjustments necessary for a fair presentation of the condensed unaudited pro forma combined financial statements. Accounting policies used in the preparation of the pro forma statements are those disclosed in the Company's historical consolidated financial statements. In preparing these pro forma statements, no adjustments have been made to reflect transactions that have occurred since the dates of the pro forma financial statements. The condensed unaudited pro forma combined financial statements should be read in conjunction with the description of the Property Acquisition elsewhere in this document and the historical financial statements of the Company.

         (c)      Exhibits

         10.1* Credit Agreement dated as of December 21, 2000, by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

         10.2* Credit Agreement made as of December 21, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.

         10.3* Revolving Note dated December 21, 2000 in the principal amount of $50,000,000.00 payable to Hibernia National Bank.

         10.4* Promissory Note dated December 21, 2000 in the principal amount of $10,000,000 payable to EnCap Energy Capital Fund III, L.P.

         10.5* Continuing Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of Hibernia National Bank.

         10.6* Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

         10.7* Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.

         23.1     Consent of Independent Public Accountants.

         99.1*    Press Release dated December 22, 2000.

         99.2*    Press Release dated December 26, 2000.

* Previously filed

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 1, 2001                  PETROQUEST ENERGY, INC.


                                      By: /s/ Michael O. Aldridge
                                          -------------------------------------
                                      Michael O. Aldridge
                                      Senior Vice President, Chief Financial
                                      Officer and Secretary

                               INDEX TO EXHIBITS


Exhibit No.                       Description
-----------                       -----------
         10.1* Credit Agreement dated as of December 21, 2000, by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

         10.2* Credit Agreement made as of December 21, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.

         10.3* Revolving Note dated December 21, 2000 in the principal amount of $50,000,000.00 payable to Hibernia National Bank.

         10.4* Promissory Note dated December 21, 2000 in the principal amount of $10,000,000 payable to EnCap Energy Capital Fund III, L.P.

         10.5* Continuing Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of Hibernia National Bank.

         10.6* Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

         10.7* Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.

         23.1     Consent of Independent Public Accountants.

         99.1*    Press Release dated December 22, 2000.

         99.2*    Press Release dated December 26, 2000.

* Previously filed